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                                                                     Exhibit 4.2

                            STOCK PURCHASE AGREEMENT


                  This Stock Purchase Agreement is entered into as of the 15th day of June, 1998 by and among Demeter Biotechnologies, Ltd., a Colorado corporation (the "Company"); the persons listed as Principal Shareholders on the signature pages hereto (the "Principal Shareholders"); and CEO Venture Fund III (the "Investor").

                  In consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties to this Agreement, intending to be legally bound hereby, mutually agree as follows:

1. Purchase and Sale of Securities.

         1.1 Sale and Issuance.

                  (a) The Board of Directors of the Company shall, prior to the Closing (as defined below), adopt resolutions creating a series of Convertible Preferred Stock having the terms set forth in Exhibit A hereto (the "Preferred Stock").

                  (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, 4,444,444 shares of Preferred Stock and a Warrant for the purchase of 4,965,556 shares of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price of $0.45 per share (the "Warrant") in exchange for payment by the Investor of the Purchase Price, as herein defined. At Closing, the Company shall deliver to the Investor stock certificates representing the shares of Preferred Stock and the Warrant (hereafter sometimes referred to collectively as the "Securities") that the Investor is purchasing against delivery to the Company by the Investor of a check in the amount of Two Million Dollars ($2,000,000) (the "Purchase Price"). The Warrant shall have the terms and be subject to the conditions set forth in the form attached hereto as Exhibit B and the Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in Exhibit A hereto.

         1.2 Closing.

                  The closing on the purchase and sale of the Securities shall take place at the offices of Buchanan Ingersoll Professional Corporation, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219 at 10:00 a.m. on June 15, 1998, or at such other time, date or place as the Company and the Investor shall mutually agree (which time, date and place is referred to in this Agreement as the "Closing"). At the Closing each of the parties to the Shareholders' Agreement (as defined in Section 5.5) also shall execute and deliver said agreement.

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2. Representations and Warranties of the Company and Principal Shareholders.

         Subject to and except as disclosed by the Schedule of Exceptions set forth on Exhibit C to this Agreement, the Company and, with respect to the representation in Section 2.31, the Principal Shareholders, represent and warrant to the Investor that:

         2.1 Organization and Standing.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite corporate power and authority to own its properties and assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform this Agreement and the Shareholders' Agreement. The Company is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required.

                  True, complete and accurate copies of the Company's Articles of Incorporation and By-laws, as presently in effect, have been delivered to counsel for the Investor. The copies of the minute book of the Company furnished to the Investor contain minutes of all meetings of directors and shareholders and all action by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflect all actions taken by the directors (and any committee thereof) and shareholders with respect to all transactions referred to in such minutes. Exhibit C lists the jurisdictions in which the Company is qualified as a foreign corporation.

         2.2 Capitalization.

                  After giving effect to the transactions contemplated by this Agreement and immediately thereafter, the authorized capital of the Company shall consist of:

                  (a) Preferred Stock: An aggregate of 40,000,000 shares of Preferred Stock, par value $.001 per share of which 4,444,444 shares shall be validly issued and outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in Exhibit A hereto.

                  (b) Common Stock: An aggregate of 100,000,000 shares of Common Stock, of which 25,291,899 shares (provided that such number may be increased to the extent options described below are exercised after the date hereof) shall be validly issued and outstanding, fully paid and nonassessable, and shall have been issued in compliance with all applicable federal and state securities laws.

                  (c) Warrant: A Warrant to purchase up to 4,965,556 shares of Common Stock.

                  The Company has reserved 8,520,000 shares of Common Stock for issuance pursuant to its Employee Stock Plans, as herein defined. The Company has reserved 4,444,444 shares of Common Stock for issuance upon conversion of the Preferred Stock and 4,965,556 shares of Common Stock for issuance upon exercise of the Warrant. There are no other options,


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warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase or receive any of the capital stock of the Company. As used herein, "Employee Stock Plans" shall mean those plans designated as such on Exhibit C hereto and such additional employee stock option or bonus plans adopted from time to time by the Board of Directors.

                  The Schedule of Security Holders set forth on Exhibit C is a complete and correct list of the record owners and beneficial owners of all the Company's outstanding securities (including the amount and type of security held by each such owner) as of the date hereof. Neither the Company nor any Principal Shareholder is a party or subject to any agreement or understanding, nor, to the best knowledge of the Company is there any agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

         2.3 Subsidiaries.

                  The Company does not own, control or have an interest in, directly or indirectly, any other corporation, association, limited liability company, joint venture, partnership or other business entity.

         2.4 Authorization.

                  All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the Shareholders' Agreement and for the authorization, issuance and delivery of the Securities being sold under this Agreement (and the authorization, reservation for issuance and delivery of the Common Stock issuable upon conversion of all Preferred Stock and the exercise of the Warrant) has been taken or will be taken prior to the Closing. This Agreement and the Shareholders' Agreement, when executed and delivered, each shall constitute a valid and legally binding obligation of the Company and Principal Shareholders, enforceable in accordance with its terms.

         2.5 Validity.

                  The Preferred Stock and the Warrant that are being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will have been duly and validly issued, fully paid and nonassessable, will have been issued in compliance with all applicable state and federal securities laws, and will be free of any restrictions against transfer other than those set forth in the Shareholders' Agreement. The Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrant has been duly and validly reserved for issuance and, upon issuance in accordance with the conversion provisions of the Preferred Stock and the exercise provisions of the Warrant, will have been duly and validly issued, fully paid and nonassessable, in compliance with all applicable federal and state securities laws and free of any restrictions against transfer other than those set forth in the Shareholders' Agreement. Neither the offer or sale of the Securities nor the issuance of the Preferred Stock, the Warrant or the Common Stock pursuant thereto is subject to any preemptive right of shareholders of the Company which has not been waived.


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         2.6 Financial Statements.

                  (a) The Company has furnished the Investor with (i) an audited balance sheet and related statement of operations, shareholders' equity and cash flows for the fiscal years ended September 30, 1997, 1996 and 1995 and (ii) an unaudited balance sheet (the "Balance Sheet") and related statement of operations, shareholders' equity and cash flows for the six months ended March 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are true and correct in all material respects, were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and present fairly the financial condition of the Company as of their respective dates and the results of its operations for the periods then ended. The Company maintains a standard system of accounting established and administered in accordance with GAAP.

                  (b) Except as fully provided for and reflected in the Financial Statements, the Company has no liabilities, secured or unsecured, absolute or contingent, except those arising after the date of the Financial Statements in the normal course of business, none of which are unusual in type, scope or amount.

                  (c) The accounts and notes receivable reflected on the Balance Sheet are free and clear of any claim, suit, security interest, pledge, mortgage, charge or lien or encumbrance of any kind or nature whatsoever (a "Lien"), and have been collected or are fully collectable without setoff, third party collection efforts or suit, and the subsequently created accounts and notes receivable of the Company from March 31, 1998 to the date of the Closing will be free and clear of any Lien, and will be good and fully collectible in the normal course of business without setoff, third party collection efforts or suit.

         2.7 Changes.

                  (a) Since the date of the Balance Sheet, there has not been any event or condition of any type that has materially and adversely affected the Company's business, prospects, condition, affairs, operations, properties or assets.

                  (b) Except as expressly contemplated by this Agreement or as set forth on Exhibit C, since the date of the Balance Sheet, the Company has not:

                           (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (ii) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (iii) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;


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                           (iv) declared or made any payment or distribution of
         cash or other property to its shareholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

                           (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims, except in the ordinary course of business;

                           (vii) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any proprietary confidential information to any person;

                           (viii) suffered any extraordinary losses or waived any rights material to the Company, whether or not in the ordinary course of business or consistent with past practice;

                           (ix) made capital expenditures or commitments therefor that aggregate in excess of $10,000;

                           (x) made any loans or advances to, guarantees for the benefit of, or any investments in, any persons in excess of $10,000 in the aggregate;

                           (xi) made any charitable contributions or pledges in excess of $5,000 in the aggregate;

                           (xii) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance; or

                           (xiii) entered into any other transaction other than in the ordinary course of business or entered into any other transaction, whether or not in the ordinary course of business, material to the Company.

         2.8 Title to Property and Assets; Liabilities.

                  Except (a) as reflected in the Financial Statements or in the notes thereto, (b) for Liens for current taxes not yet delinquent, (c) for Liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (d) for Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or (e) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company



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has good and marketable title to its property and assets free and clear of all
Liens. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest therein, free of any Liens, subject to clauses (b)-(e) above. The inventory of the Company is in good and marketable condition, does not include any obsolete items, and is salable in the ordinary course of business at currently applicable prices.

         2.9 Governmental Consents.

                  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal or state governmental authority on the part of the Company required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement are set forth on Exhibit C hereto, shall have been obtained prior to, and be effective as of, the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D promulgated under the Securities Act of 1933 or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor.

         2.10 Compliance with Other Instruments.

                  The Company is not in violation of or in default under any provisions of its Articles of Incorporation, Restated Articles or By-laws as amended and in effect on and as of the Closing, or, in any material respect, of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Shareholders' Agreement by the Company and the Principal Shareholders, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, nor be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, nor result in the creation or imposition of any Lien pursuant to any such provision.

         2.11 Litigation.

                  There is no action, suit, proceeding, claim, order or investigation pending or threatened against the Company or any of its employees before any court or administrative agency (or any basis therefor known to the Company) that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operation, properties or assets of the Company, or in any material liability on the part of the Company. The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise, or to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit) which are reasonably expected to have a material adverse effect on the Company and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency which is reasonably expected to have a material adverse effect on the



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Company. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. There is no action, suit, proceeding, claim or investigation by the Company currently pending or which the Company intends to initiate.

         2.12 Intellectual Property.

                  Attached hereto on Exhibit C is a true and correct schedule which describes all of the patents (including all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, trade secrets, trademarks, trademark applications, trade names, brand names, copyrights, know-how, processes and proprietary computer software or similar property (collectively, the "Intellectual Property") owned by the Company, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern like items owned by others and used by the Company. The Company has sufficient title and ownership of or possesses the sufficient legal right to use without payment to any other person, all Intellectual Property necessary or desirable for the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or conflict with the rights of others. The Company has no knowledge of, nor has it received any notice of infringement of or any conflict with, the asserted rights of others with respect to any of said intellectual property rights, or any other intellectual property rights used by the Company in its business. All technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted any options, licenses or agreements of any kind relating to the foregoing and has not granted or assigned to any other person or entity any right to manufacture, have manufactured, process or have processed or sell the products or proposed products of the Company. All subcontractors have assigned to the Company, in writing, all right, title and interest in and to the work that they produced for the Company.

                  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor the delivery of this Agreement or the Shareholders' Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.


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         2.13 Taxes.

                  The Company has accurately prepared and timely and properly filed all tax returns that are required to be filed by it by any jurisdiction to which it is or has been subject, and has timely paid or made provision for the payment in full of all taxes, and any penalties and interest, that have become due pursuant to such returns and periods. All such returns are true, correct and complete in all material respects. The Company has made or caused to be made all withholdings of taxes required to be made by it and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose. The Company has otherwise satisfied, in all material respects, all applicable laws and agreements with respect to the payment of taxes and the filing of tax returns. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. The Company has not elected to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

         2.14 Employee Agreements and Plans.

                  The Company is not now, nor has it been, a party to or obligated to contribute to any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "Employee Benefit Plan"), guaranteed annual income plan, fund or arrangement, or any incentive, bonus, profit-sharing, deferred compensation, stock option or purchase plan or agreement or arrangement, or any employment or consulting agreement, or any collective bargaining agreement, or any other agreement, plan or arrangement similar to or in the nature of the foregoing, oral or written. Neither the Company nor any of its agents, representatives or employees has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended, or in any applicable state labor relations act, and there is not pending or threatened any charge or complaint against the Company by the National Labor Relations Board or any state labor relations board or commissioner or any representative thereof. The Company does not have any agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by the Company, the type of work performed by the persons or any other circumstances, said persons could reasonably be deemed to be employees of the Company. The Company does not have any employment contracts with any of its employees not terminable at will and does not have any collective bargaining agreements covering any of its employees. There is no strike, labor dispute or union organization activities pending or threatened between the Company and its employees.

         2.15 Insurance.

                  The Company has outstanding valid and enforceable insurance policies (including, without limitation, fire and casualty, workers' compensation, business interruption, errors and omissions and liability insurance), with extended coverage, sufficient in amount



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(subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and to cover all other risks of loss or liability customarily insured against by companies similarly situated and against risks required to comply with laws and customarily maintained by organizations similarly situated.

         2.16 Registration Rights.

                  Except as provided for in the Shareholders' Agreement or on Exhibit C, the Company is not under any obligation and has not granted any rights to register under the Securities Act of 1933, as amended (the "1933 Act"), any of its presently outstanding securities or any securities into which such securities may be converted or which may be subsequently issued.

         2.17 Physical Condition of Operating Assets.

                  All the owned and leased real estate of the Company and the structures erected thereon and all the owned and leased tangible personal property of the Company are in good repair and condition and are suitable and sufficient for the conduct of the present business of the Company.

         2.18 Product and Service Warranties.

                  Included as part of Exhibit C hereto are (i) all the product warranty claims made against the Company, (ii) the cost of satisfying such claims, and (iii) the cost of servicing products and making adjustments or providing replacements with respect to returned products. The Company is not aware of any additional pending or threatened product warranty claims or any basis upon which product warranty claims could be based. There are no design or other defects that could give rise to future product warranty claims. Adequate reserves have been provided for by the Company to cover its product warranty liability.

         2.19 Customers.

                  The Company has a good and ongoing relationship with each of its customers, and has no reason to believe that there will be any adverse change in any such relationship. Exhibit C contains a complete and accurate list of all customers whose purchases from the Company exceeded 5% of the revenues of the Company for the fiscal year ended September 30, 1997 and the six month period ended March 31, 1998.

         2.20 Customer and Vendor Contracts.

                  The Company is not in default under any of its contracts with customers (including entities for which the Company acts as subcontractor) or its vendors, and no claim of default under any said contracts has been asserted against the Company. The Company has received no material customer complaints concerning alleged defects in its products (or design thereof). No condition or state of facts exists which, with notice or the passage of time or both, would constitute a default under any of said contracts, as to time or manner of performance, or as



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to warranties thereunder, or otherwise. Exhibit C contains a complete and accurate list of all contracts and accurate copies have been provided to the Investor.

         2.21 Marketing Rights; Export of Products and Technologies.

                  The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products. There are no United States government restrictions prohibiting or, except for export licensing requirements that the Company has fulfilled or satisfied to date, otherwise affecting the Company in exporting its existing products and know-how to the foreign countries to which such products and know-how are currently being exported. A list of the products exported and each country to which they are exported is contained in Exhibit C.

         2.22 Personnel Contracts.

                  Exhibit C contains a list of all confidentiality agreements and employment agreements between the Company and any of its employees, copies of the forms of which have been delivered to the Investor.

         2.23 Insider Transactions.

                  None of the Company's officers, shareholders, directors or affiliates owns an interest in any (or acts as a sole proprietorship or as a partner in a partnership that is a) customer, competitor, supplier or landlord to the Company, except for an ownership of less than 2% of the outstanding equity securities of any publicly held corporation. The Company has no outstanding debt due any employee, director, shareholder, officer or affiliate of any officer of the Company, and no employee, director, shareholder, officer or affiliate thereof has any outstanding debt due the Company.

         2.24 Other Agreements, Permits.

                  (a) There are no agreements, understandings, instruments, leases, commitments, contracts or proposed transactions (collectively, "Contracts") between the Company and any of its officers, directors, shareholders, affiliates, or any affiliate thereof. For purposes of the foregoing, an "affiliate" shall mean a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                  (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $2,000 or in excess of $10,000 in the aggregate other than in the ordinary course of the Company's business consistent with past practice, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.


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                  (c) The Company is not a party to, nor is it bound by or
subject to, any Contracts (i) with any labor union; (ii) which restrict the Company from freely engaging in any business or competing anywhere; or (iii) otherwise which are material to the Company.

                  (d) Except for the Shareholders' Agreement and except as set forth on Exhibit C, the Company is not a party to or aware of any voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to securities of the Company.

                  (e) The Company has all franchises, permits, licenses, and similar authority necessary for the conduct of its business as now conducted and as proposed to be conducted and is not in default as to any of the foregoing.

         2.25 Environmental Matters.

                  The Company (i) is in compliance with all applicable Environmental Laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable Environmental Law, and (iii) is unaware of any present requirements of any applicable Environmental Law which is due to be imposed upon it which will increase its cost of complying with the Environmental Laws. All past on-site generation, treatment, storage and disposal of Waste, including Hazardous Waste, by the Company and its predecessors have been done in compliance with the currently applicable Environmental Laws, and all past off-site treatment, storage and disposal of Waste, including Hazardous Waste, generated by the Company and its predecessors have been done in compliance with the currently applicable Environmental Laws. As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including without limitation (a) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal labeling or other management of any Waste, Hazardous Substance or Hazardous Waste, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable Environmental Law.

         2.26 Compliance with Other Laws.

                  The Company has complied in all material respects with all laws, statutes, rules, regulations, orders and engineering standards of, and has secured all necessary permits and authorizations and licenses issued by, federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations (including but not limited to those concerned with control of foreign exchange, energy, environmental protection and pollution control, franchising and other distribution arrangements, anti-trust and trade regulation, civil rights, labor and discrimination, safety and health, zoning and land use), a complete list of all such permits, authorizations and licenses being included on Exhibit C (true and correct and complete copies of which have heretofore been delivered to the Investor, and true and correct and complete copies of

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all such permits, authorizations and licenses which are issued from the date hereof through the Closing Date to be delivered on that date to the Investor).

         2.27 Small Business Matters.

                  The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.103), is a "Small Business" within the meaning of the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations, Sections 107.50, 107.700 and 121.301(c) (the "SBIC Act"). The information regarding the Company and its affiliates set forth in the Small Business Administration Form 355, Form 652 and Parts A and B of Form 1031 to be delivered at the Closing is or will be accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to the Investor at the Closing together with a written statement of the Company regarding its planned use of the proceeds from the sale of the Preferred Stock and the Warrant. The Company: (i) does not presently engage in, and shall not hereafter engage in, any activities, or (ii) shall not use directly or indirectly the proceeds from the sale of the Preferred Stock or the Warrant for any purpose, which in either case, a SBIC is prohibited from engaging in or providing funds for by the SBIC Act and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.720).

         2.28 Qualified Small Business.

                  The Company qualifies as a "Qualified Small Business" (as that term is defined in Section 1202(d) of the Code) and covenants that so long as its shares of capital stock are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock (as that term is defined in Section 1202(c) or the Code)), it will use its reasonable best efforts to cause the shares to qualify as Qualified Small Business Stock, as so defined.

         2.29 Employee Confidentiality Agreements.

                  Each founder, officer and key employee of the Company has, or prior to Closing shall have, executed an Employee Non-Disclosure Agreement in substantially the form attached hereto as Exhibit E or such other form as is reasonably acceptable to the Investor.

         2.30 Misleading Statements; Business Plan.

                  The Company represents to the Investor that, and the Principal Shareholders represent to the Company that to their knowledge, no representation or warranty by the Company in this Agreement or in any Schedule or Exhibit hereto, or in any written statement or certificate furnished or to be furnished to the Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements made not misleading. There is no fact that the Company or the Principal Shareholders, has not disclosed to the Investor in writing and of which the Company or any Principal Shareholder is aware which materially and adversely affects or presents a reasonable likelihood that it could materially and adversely affect the business prospects, financial condition, operations, property or affairs of the Company. The materials presented in the Company's Business Plan, dated August, 1997, which has been presented to the Investor, have been prepared in good faith by the Company to describe the Company's present and proposed products, operations and projected growth, and there are no misleading statements therein or material omissions therefrom necessary to make the description of the Company and its business not misleading. As of the date hereof, no facts have come to the attention of the Company or the Principal Shareholders that would require the Company to revise or amplify the assumptions underlying the projections and other estimates or conclusions derived therefrom in such Business Plan.

3. Representations and Warranties of the Investor.

         The Investor hereby represents and warrants to the Company as follows:

         3.1 Authority.

                  The Investor has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

         3.2 Investment Representations.

                  (a) The Investor understands that the Securities are not, and any Common Stock acquired on the exercise or conversion thereof at the time of issuance may not be, registered under the 1933 Act in reliance on an exemption from registration under the 1933 Act pursuant to Section 4(2) thereof for the sale contemplated by this Agreement and the issuance of Securities hereunder.

                  (b) The Investor represents that it is experienced in evaluating and investing in high technology companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and can bear the economic risks of its investment.

                  (c) The Investor understands that the Securities (and any Common or Preferred Stock issued on exercise or conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities (or the Common or Preferred Stock issued on exercise or conversion thereof) or an available exemption from registration under the 1933 Act, the Securities (and any Common or Preferred Stock issued on exercise or conversion thereof) must be held indefinitely.

                  (d) The Investor is an Institutional Investor, as defined in the Pennsylvania Securities Act of 1972, as amended (the "1972 Act").

4. Additional Legends; Right to Withdraw.

                  The Investor acknowledges as follows:

                  (a) The Securities (and any Common or Preferred Stock acquired upon the exercise or conversion thereof) must bear the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (b) Said Securities (and any Common or Preferred Stock issued upon exercise or conversion thereof) shall also bear any legend required by any applicable state securities laws.

                  (c) The Investor has been informed of its right to withdraw from this Agreement pursuant to Section 207(m) of the Pennsylvania Securities Act of 1972, as amended as follows:

                  YOU MAY ELECT, WITHIN TWO BUSINESS DAYS AFTER THE RECEIPT OF THIS AGREEMENT FROM DEMETER BIOTECHNOLOGIES, LTD., TO WITHDRAW FROM THIS AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU. YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO DEMETER BIOTECHNOLOGIES, LTD., C/O RICHARD EKSTROM, PRESIDENT, 5049 AMBERSON PLACE, PITTSBURGH, PENNSYLVANIA 15232, INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. SHOULD YOU MAKE THE REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.

5. Conditions to Investor's Obligations at Closing.

         The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment on or before Closing of each of the conditions contained in Sections 5.1 through 5.13, any of which may be waived by the Investor.

         5.1 Representations and Warranties.

                  The representations and warranties of the Company and the Principal Shareholders contained in this Agreement shall be true on and as of Closing with the same force and effect as if they had been made on and as of the date of Closing.

         5.2 Performance.

                  The Company shall have performed and complied with all agreements, conditions and covenants contained in this Agreement required to be performed or complied with by it on or before Closing.

         5.3 Qualifications.

                  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of Closing.

         5.4 Compliance Certificate.

                  There shall have been delivered to the Investor a certificate, dated as of the Closing, signed by the Company's President or a Vice President, certifying that the conditions specified in this Section 5 as to Closing have been fulfilled.

         5.5 Shareholders' Agreement.

                  A Shareholders' Agreement in substantially the form attached as Exhibit D (the "Shareholders' Agreement") shall have been duly executed and delivered by all of the parties thereto.

         5.6 No Litigation.

                  No action, suit, proceeding or investigation shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby.

         5.7 Terms of Preferred.

                  The terms of the Preferred Stock attached hereto as Exhibit A shall have been duly authorized by all necessary director action, shall have been filed with the Secretary of State of Colorado as an amendment to the Articles of Incorporation of the Company in accordance with Section 7-106-102(4) of the Colorado Business Corporation Act and shall be in full force and effect and shall not have been amended or modified.

         5.8 Stock Certificates and Warrant.

                  The Company shall have delivered to the Investor the Stock Certificates and Warrant referred to in Section 1, all in form and substance satisfactory to the Investor and sufficient to transfer to and vest in the Investor good and marketable title to the Securities, free and clear of any Lien.

         5.9 Opinion of Counsel.

                  The Investor shall have received from Cabraja, Moravitz & Silverberg, counsel for the Company, an opinion dated as of Closing, in form and substance satisfactory to the Investor and its counsel. The opinion rendered in connection with the Closing shall be to the effect that:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Company has the requisite corporate power and authority to own, lease, license, use and operate its property and assets and to carry on its business as now conducted and as proposed to be conducted, and it is qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required.

                  (b) The authorized capital of the Company consists of:

                           (i) Preferred Stock: 40,000,000 shares of Preferred Stock, of which 4,444,444 have been duly authorized, issued and delivered, are validly issued and outstanding, fully paid and nonassessable and were issued in compliance with, or pursuant to transactions exempt from, the registration or qualification requirements of all applicable federal and state securities laws. The rights, privileges and preferences of the Preferred Stock are as stated in Exhibit A to the Agreement.

                           (ii) Common Stock: 100,000,000 shares of Common Stock, of which 25,291,899 shares have been duly authorized, issued and delivered, are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with, or pursuant to transactions exempt from, the registration or qualification requirements of all applicable federal and state securities laws.

                           (iii) Warrant: A Warrant to purchase up to 4,965,556 shares of Common Stock.

         All of such issued and outstanding shares of Common Stock and such Warrant have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights, and are owned and held beneficially and of record, by the persons and in the amounts set forth on Exhibit C.

         The Company has reserved 4,444,444 shares of Common Stock for issuance upon conversion of the Preferred Stock and 4,965,556 shares of Common Stock for issuance upon exercise of the Warrant and 8,520,000 shares of Common Stock for issuance pursuant to its Employee Stock Plans. To the best of such counsel's knowledge, there are no other options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase or receive any of the capital stock of the Company, except for the rights created by this Agreement.

                  (c) The Company has the requisite power and authority to enter into, deliver and perform its obligations under the Agreement and the Shareholders' Agreement and to issue and sell the Preferred Stock, the Warrant and the Common Stock issuable upon conversion and exercise thereof. The Agreement and the Shareholders' Agreement and all documents to be delivered by the Company thereunder have been duly authorized by the Company and duly executed and delivered by an authorized officer of the Company and each constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws now or hereinafter in effect relating to or affecting the enforcement of creditor's rights in general.

                  (d) The Agreement and the Shareholders' Agreement have been duly executed and delivered by the Principal Shareholders and each constitutes a legal, valid and binding obligation of the Principal Shareholders, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights in general.

                  (e) The execution, delivery and performance by the Company and the Principal Shareholders of this Agreement and the Shareholders' Agreement do not and will not violate, conflict with or constitute a breach of or default under any provision of (i) the Company's Articles or By-laws, as amended, (ii) any judgment, order, decree, statute, law, ordinance or regulation applicable to the Company or a Principal Shareholder or (iii) any loan or credit agreement, note, bond, mortgage, lease or material contract, instrument or agreement of which such counsel is aware to which the Company or a Principal Shareholder is a party or by which it, he or she, as the case may be, is bound.

                  (f) The sale and issuance of the Securities pursuant to this Agreement (and the issuance of the Common Stock upon exercise or conversion thereof) have been duly authorized by all necessary corporate action of the Company, and upon issuance, sale and delivery for the consideration stated in this Agreement, the Securities shall be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Common Stock issuable upon conversion of the Preferred Stock upon issuance in accordance with the terms of the Articles and Exhibit A to the Agreement, and the Common Stock issuable upon exercise of the Warrant upon issuance in accordance with the terms of the Warrant, shall be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

                  (g) All consents, approvals, orders or authorizations, if any, of any governmental authority or regulatory body of the United States or of any state required to be obtained by the Company or the Principal Shareholders prior to the Closing in connection with the execution, delivery and performance of the Agreement and the Shareholders' Agreement and the lawful issue and sale of the Securities pursuant to the Agreement (and the Common Stock issuable upon conversion or exercise thereof) have been duly obtained, and the Company and the Principal Shareholders have complied with any and all applicable provisions of law requiring any designation, declaration, filing, registration or qualification with any federal or state governmental authority prior to the Closing in connection with such execution, delivery, performance, issue and sale.

                  (h) The offer and sale of the Securities under the circumstances contemplated by the Agreement do not require registration under
Section 5 of the 1933 Act or under any state's securities laws.

                  (i) To the best of such counsel's knowledge, there is no action, proceeding or investigation pending or threatened against the Company or Principal Shareholders before any court or administrative agency that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company or any such Principal Shareholder or that questions the validity of the Agreement or the Shareholders' Agreement.

                  (j) To such counsel's knowledge, other than the rights granted to the Investor under the Shareholders' Agreement and except as listed on Exhibit C to the Agreement, there are no outstanding rights which permit the holder thereof to cause the Company to file a registration statement under the 1933 Act or to permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the 1933 Act and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the 1933 Act.

         5.10 Proceedings and Documents.

                  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to the Investor and its counsel and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The By-laws of the Company shall be amended as necessary, in form and substance satisfactory to the Investor and its counsel, to conform to the terms of this transaction as set forth in this Agreement and the Shareholders' Agreement (including a provision that any two directors may call a meeting of the Board of Directors).

         5.11 Key-Man Insurance.

                  The Company shall have obtained and have in force term life and total disability insurance in the amount of $1,000,000 each on the lives of Richard Ekstrom and Jesse Jaynes, with proceeds payable to the Company.

         5.12 Closing Documents.

                  The Company shall have delivered the following documents to the Investor:

                  (a) copies certified by the Secretary of the Company of the resolutions duly adopted by the Company's board of directors authorizing and approving: (i) the execution, delivery and performance of this Agreement, the Shareholders' Agreement and each of the other agreements contemplated hereby,
(ii) the terms of the Preferred Stock as set forth on Exhibit A hereto, (iii) the reservation for issuance upon conversion of the Preferred Stock and upon exercise of the Warrant of an aggregate number of shares of Common Stock equal to the total number of shares to be issued upon conversion and exercise, (iv) the issuance and sale of the Preferred Stock and the Warrant, and (v) the consummation of all other transactions contemplated by this Agreement and the Shareholders' Agreement;

                  (b) copies of the Company's Articles of Incorporation (as filed with the Colorado Secretary of State) and the Company's bylaws, each as in effect at the Closing;

                  (c) copies certified by an executive officer of the Company of any governmental consents, approvals and filings (if any) required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings);

                  (d) duly completed and executed SBA Forms 480, 652 and 1031 (Parts A and B) together with a five-year business plan showing the Company's financial projections (including balance sheets and income and cash flows statements) for such five-year period, a written statement from the Company regarding its intended use of proceeds from the issuance of the Preferred Stock and Warrant at Closing and a list, after giving effect to the transactions contemplated by this Agreement, of: (i) the name of each of the Company's directors, (ii) the name and title of each of the Company's officers and (iii) the name of each of the Company's shareholders and the number and class of shares held by each shareholder; and

                  (e) such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

         5.13 Proxy.

                  The Investor shall have been granted one or more irrevocable proxies, in a form acceptable to the Investor, to vote 4,444,444 shares of the currently issued and outstanding Common Stock (subject to adjustment for stock splits, combinations and dividends) on all matters brought before a vote of the shareholders of the Company (whether by meeting or written consent). The certificate(s) for such Common Stock shall bear a legend reflecting the fact that they are subject to the proxies granted hereby. The Investor shall vote such shares in any manner that it deems appropriate in its sole discretion. Such proxy will remain in effect until immediately following the annual or special meeting to approve a new class of voting preferred stock in accordance with
Section 7.16 hereof.

         5.14 Additional Conditions.

                  The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment on or before Closing of each of the following conditions (in addition to the Conditions set forth in Sections 5.1 through 5.13 inclusive):

                  (a) The Company shall have in effect no employment agreements providing for guaranteed employment, salaries or benefits, except as approved in writing by the Investor or as set forth on Exhibit C.

                  (b) That any existing agreements of the existing shareholders of the Company shall have been amended in form satisfactory to counsel to the Investor to provide that (i) the rights of first refusal and co-sale provisions contained therein are subordinated to the rights of the Investor herein, (ii) all rights to elect directors are consistent with those provided herein, (iii) any option to require the Company to purchase existing Common Stock shall be terminated (except to the extent permitted by Paragraph 5D of Article VI of the Restated Articles), and (iv) such other changes as are necessary so as to make such agreements consistent with this Agreement.

                  (c) Each of the following persons shall have entered into a non-competition and non-disclosure agreement in substantially the form attached hereto as Exhibit E:

                                 Richard Ekstrom
                                 Jesse Jaynes
                                 D. Thomas Roane

                  (d) Effective as of the Closing, the directors of the Company shall be Alfonso Lovo-Cordero, Donald A. Guthrie, George N. Keeney III, Antonio Maggioni, Richard Ekstrom and Jesse Jaynes (collectively, the "Original Directors"), James Colker and Konrad Weis. The first two vacancies created by the resignations of any of the Original Directors from the Board of Directors shall not be filled and the size of the Board of Directors shall be reduced accordingly. The Company and the Principal Shareholders agree to take such steps as may be required to replace one of the other Original Directors with an industry representative acceptable to the Investor.

                  (e) All existing promissory notes payable by the Company to any shareholder of the Company shall be converted at or prior to Closing to options to purchase, in the aggregate, 5,820,000 shares of Common Stock at an exercise price of $.05 per share.

                  (f) All outstanding disputes with employees or former employees of the Company shall have been resolved to the satisfaction of the Investor.

6. Conditions to the Company's Obligations at Closing.

         The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before Closing of each of the following conditions:

         6.1 Representations and Warranties True on Closing.

                  The representations and warranties of the Investor contained in Sections 3 and 4 shall be true on and as of Closing with the same force and effect as if they had been made at Closing.

         6.2 Qualifications.

                  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall have been duly obtained and shall be effective on and as of Closing.

7. Covenants of the Company.

         7.1 Annual and Quarterly Financial Statements.

                  The Company shall maintain a standard system of accounting in accordance with GAAP and shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect its transactions. Until such time as the Company is required to file reports under Sections 13 and 14 of the 1934 Act and for so long as the Investor holds at least 2% of the total issued and outstanding capital stock of the Company, or for so long as the Company is required to deliver any of the following documents to any other shareholder of the Company, the Company shall deliver to the Investor:

                  (a) As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company commencing with the year ended September 30, 1998, a consolidated balance sheet, and related statements of operations and cash flows of the Company as of the end of such year, audited, without qualification as to scope of the examination, by independent public accountants of recognized national standing selected by the Company; and

                  (b) Within thirty (30) days after the end of each of the first three (3) quarters of the fiscal year, an unaudited consolidated statement of operations and cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year.

                  Such financial statements shall be accompanied by a certificate of the chief financial officer of the Company certifying that the financial statements are true and complete in all material respects and in accordance with GAAP and stating whether the Company is in violation of this Agreement, the Shareholders' Agreement or any other material agreements to which the Company is a party.

         7.2 Monthly Financial Statements and Budgets.

                  The Company shall deliver to the Investor, as long as the Investor holds at least 5% of the total issued and outstanding capital stock of the Company:

                  (a) Within twenty (20) days after the end of each month, an unaudited consolidated statement of operations and cash flows for such month and the current fiscal year to date and an unaudited consolidated balance sheet as of the end of each such month, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's projected financial statements for the current fiscal year and showing deviations from budget; and

                  (b) As soon as available, but in any event within forty-five
(45) days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year.

                  (c) Promptly upon receipt, copies of all management letters from accountants and all certificates prepared by or for the Company as to compliance, defaults, material adverse changes, material litigation or similar matters.

                  (d) Upon written request the Company shall also furnish, with reasonable promptness, such other information relating to the financial condition, business prospects or corporate affairs of the Company as the Investor may from time to time reasonably request.

         7.3 Inspection.

                  The Company shall permit the Investor or its agents, at the Investor's expense, to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 7.3 to provide any information that it reasonably considers to be a trade secret or to contain confidential data. Notwithstanding the foregoing, the Chief Financial Officer of the Investor will visit the Company on a quarterly basis to review financial matters, and the Company shall pay all out of pocket travel and other expenses of said Chief Financial Officer in connection with such visits.

         7.4 Employee Stock Purchase Agreements.

                  Each person who purchases any of the 3,000,000 shares of the Company's Common Stock reserved for issuance to officers and employees of the Company under the Company's employee stock option plans shall execute and deliver to the Company an employee stock purchase agreement in such form as the Investor reasonably approves in writing from time to time (provided that such agreement shall not require an automatic buy-back provision upon termination of employment except as provided in the Stockholders' Agreement).

         7.5 Key-Man Insurance.

                  The Company shall obtain and keep in effect term life and total disability insurance each in the amount of $1,000,000 on the lives of Richard Ekstrom and Jesse Jaynes, with proceeds payable to the Company.

         7.6 Use of Proceeds.

                  The proceeds from the sale of the Securities shall be used for further product development, FDA testing, general working capital purposes, payment of those trade payables listed on Schedule 7.6 hereto, capital expenditures of up to $100,000 in the aggregate and such other purposes as the Investor shall approve in advance in writing.

         7.7 Restrictive Agreements Prohibited.

                  Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement.

         7.8 Proprietary Information Agreements.

                  The Company shall use its best efforts to obtain, and shall cause its subsidiaries, if any, to use their best efforts to obtain, a Proprietary Information Agreement in substantially the form of Exhibit F from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its Subsidiaries, upon their employment by the Company or any of its Subsidiaries.

         7.9 Transactions with Affiliates.

                  Except for the transactions contemplated by this Agreement or as otherwise approved by a majority of directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class of the Company or any of its subsidiaries, member of the family of such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family or any such person, either alone or together with other persons affiliated with the Company, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof (collectively, "Affiliates"), except for transactions on customary terms negotiated on an arms-length basis or related to such person's employment.

         7.10 Additional Affirmative Covenants.

                  So long as any portion of the Securities (or an equivalent amount of Common or Preferred Stock issued upon conversion or exercise thereof) are still outstanding, the Company agrees as follows:

                  (a) The Company will promptly pay and discharge or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company.

                  (b) The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder.

                  (c) The Company will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                  (d) The Company will duly observe and conform to all valid requirements of governmental authorities relating to the conduct of its businesses or to its property or assets.

                  (e) The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business.

         7.11 SBIC Regulatory Provisions.

                  (a) For a period of one year following the Closing, the Company shall not change its business activities if such change would render the Company ineligible as a "Small Business" under the SBIC Act or a "qualified small business" under Section 1202 of the IRC.

                  (b) Within 75 days after Closing, the Company shall deliver to the Investor a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing (as defined below) hereunder by the Company and its subsidiaries. In addition to any other rights granted hereunder, the Company shall grant (and cause each subsidiary to grant) the Investor and the United States Small Business Administration (the "SBA") access to the Company's and the subsidiaries' records for the purpose of verifying the use of such proceeds.

                  (c) Upon the occurrence of a Regulatory Violation (as defined below) or in the event that the Investor determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled as a holder of Preferred Stock, Warrant or Common Stock (whether under this Agreement, the Restated Articles, the Shareholders' Agreement or otherwise), the Investor shall have the right to demand the immediate repurchase of the Warrant and all of the outstanding shares of Preferred Stock and Common Stock owned by the Investor at a price per share equal to the purchase price paid for such Securities hereunder, plus all accrued dividends thereon, by delivering written notice of such demand to the Company. The Company shall pay the purchase price for such stock by a cashier's or certified check or by wire transfer of immediately available funds to the Investor demanding repurchase within 30 days after the Company's receipt of the demand notice, and upon such payment, the Investor shall deliver the certificates evidencing the Securities and Common Stock to be repurchased, duly endorsed for transfer or accompanied by duly executed forms of assignment.

                  (d) Promptly after the end of each fiscal year (but in any event prior to February 28 of the following year), the Company shall deliver to the Investor a written assessment of the economic impact of the Investor's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports). Promptly after the Investor so requests, the Company will provide to the Investor such information concerning the Company or its Subsidiaries which the Investor may be required to provide to the SBA from time to time.

                  (e) For purposes of this Agreement, (A) "Regulatory Violation" means (1) a diversion of the proceeds of such Financing from the reported use thereof on the use of proceeds statement delivered by the Company at Closing, if such diversion was effected without obtaining the prior written consent of the Investor (which may be withheld in its sole discretion), or (2) a change in the principal business activity of the Company and its subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations) if such change occurs within one (1) year after the date of the Financing hereunder (B) "SBIC Regulations" means the SBIC Act and the regulations issued thereunder as set forth in 13 CFR Section 107 and Section 121, as amended; and (C) "Financing" shall have the meaning set forth in the SBIC Regulations.

         7.12 Regulatory Compliance Cooperation.

                  (a) In the event that the Investor determines that it has a Regulatory Problem (as defined below), the Investor shall have the right to transfer its Preferred Stock and Warrant (or any Common Stock into which such Preferred Stock or Warrant may be converted) (together, the "SBIC-Held Stock") without regard to any restrictions on transfer set forth in this Agreement or the Shareholders Agreement other than the securities law restrictions set forth in Section 4 hereof (provided that the transferee agrees to become a party to this Agreement and the Shareholders Agreement), and the Company shall take all such actions as are reasonably requested by the Investor in order to (A) effectuate and facilitate any transfer by the Investor of any Securities of the Company then held by the Investor to any person designated by the Investor, (B) permit the Investor (or any of its Affiliates) to exchange all or any portion of the

SBIC-Held Stock then held by it on a share-for-share basis for shares of a class of nonvoting preferred stock or common stock, respectively of the Company, which nonvoting preferred stock or common stock shall be identical in all respects to such Preferred Stock or Common Stock, respectively, except that any such preferred stock shall be nonvoting and shall be convertible into such nonvoting common stock or Common Stock on such terms as are requested by the Investor in light of regulatory considerations then prevailing, and any such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by the Investor in light of regulatory considerations then prevailing, (C) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Investor's ownership of voting securities and/or provided for in the Shareholders Agreement before the transfers and amendments referred to above (including entering into such additional agreements as are requested by the Investor) to permit any person(s) designated by the Investor to exercise any voting power which is relinquished by the Investor, and (D) amend this Agreement, the Certificate of Incorporation and other related agreements to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their securities in favor of such amendments and actions.

                  (b) For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the Investor believes that there is a substantial risk of such assertion) that the Investor and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Securities or the Common Stock.

         7.13 Rule 144A.

                  The Company shall, upon written request of the Investor, provide to the Investor and to any prospective qualified institutional buyer (as defined in Rule 144A) designated by the Investor, such financial and other information as the Investor may determine to be necessary to permit compliance with the requirements of Rule 144A promulgated under the Securities Act of 1934, as amended in connection with any resale of the Securities.

         7.14 Termination of Covenants.

                  The covenants set forth in Sections 7.1 through 7.13 of this
Section 7 shall terminate and be of no further force or effect after the date of the closing of the first underwritten public offering of the Company's Common Stock amounting to not less than $8,000,000.

         7.15 Relocation to Pittsburgh Area.

                  The Company agrees to move its headquarters, operations and employees, including Richard Ekstrom and Jesse Jaynes, but excluding A. Lee Caldwell and James Thornton to the Pittsburgh, Pennsylvania area within three
(3) months after Closing. Nothing herein shall prohibit the Company from having facilities in other locations provided that its headquarters and principal place of business remains in the Pittsburgh area.

         7.16 Amended Articles.

                  The Board of Directors of the Company has approved and the Company will, prior to the end of calendar year 1998, submit to the shareholders of the Company for their approval, at a duly called annual or special meeting of the shareholders, Articles of Amendment to the Articles of Incorporation in the form attached as Exhibit G (the "Amended Articles"). The Company and the Principal Shareholders will take all steps reasonably required to cause the Amended Articles to be approved by the shareholders, including recommending a vote in favor thereof and, in the case of the Principal Shareholders, voting their shares in favor thereof. Upon approval, the Company shall cause the Amended Articles to be filed with the Secretary of the State of Colorado.

8. Miscellaneous.

         8.1 Entire Agreement.

                  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, personal representatives, successors and assigns of the parties, except to the extent assignability is limited herein.

         8.2 Governing Law.

                  This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to any jurisdiction's conflicts of law provisions.

         8.3 Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.4 Titles and Subtitles.

                  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.5 Notices.

                  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery, or (ii) upon the expiration of five days following deposit with the United States Postal Service, by registered or certified mail, return receipt requested, postage prepaid, or (iii) upon delivery by an overnight courier which provides evidence of delivery addressed to the party as shown on the signature page hereof, or at such other address as any party may designate by ten (10) days' advance written notice to the other parties hereto.

         8.6 Finders' Fees.

                  Each party represents that it neither is, nor will be, obligated for any finders' fee or commission in connection with this transaction.

                  The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its partners, employees or representatives is responsible.

                  The Company and the Principal Shareholders, jointly and severally, agree to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.7 Expenses.

                  The Company shall pay at the Closing all reasonable fees, expenses and disbursements of legal counsel for the Investor and other out-of-pocket expenses incurred by the Investor in connection with the negotiation, execution, delivery and performance of this Agreement, the Shareholders' Agreement and the transactions contemplated hereby and thereby, up to a maximum of $50,000.

         8.8 Survival.

                  The warranties, representations and covenants of the Company, Principal Shareholders and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         8.9 Indemnification.

                  The Company and, solely with respect to the representations in
Section 2.31 hereof, the Principal Shareholders, shall defend, indemnify and hold the Investor harmless from and against any and all claims, liabilities, damages, losses and expenses, including reasonable attorney's fees and expenses and costs of suit, arising out of any and all inaccurate representations and warranties and out of any and all breaches of covenants, warranties, stipulations, agreements and certifications made by or on behalf of the Company or the Principal Shareholders in this Agreement, the Shareholders' Agreement or in any document delivered hereunder. The obligations of the Principal Shareholders for breaches of the representations in Section 2.31 hereunder shall be several and not joint and shall relate only to matters under Section 2.31 of which such Principal Shareholder personally had knowledge. The foregoing obligations of the Principal Shareholders shall not apply (i) until the aggregate of all claims against the Company and the Principal Shareholders which have not been paid in full by the Company exceed $25,000, at which point the Principal Shareholders shall only be liable for the amount in excess of $25,000, and (ii) with respect to a Principal Shareholder if such Principal Shareholder's employment with the Company has been terminated by the Company without cause. In no event shall the aggregate liability of the Principal Shareholders hereunder exceed $250,000. The foregoing limitations shall not apply with respect to claims for fraud or willful misconduct by the Principal Shareholders.

         8.10 Amendments and Waivers.

                  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Securities (including any shares of Common or Preferred Stock issued upon conversion or exercise thereof which have not been sold to the public). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such Securities have been converted or for which they have been exercised), each future holder of all such securities and the Company.

         8.11 Rights of Investor.

                  Except as provided in another written document executed by such holder, each holder of Securities (or Common Stock issued upon exercise or conversion thereof) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or ownership of any Securities, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Securities with respect to exercising or refraining from exercising any such right or rights.

         8.12 Assignment.

                  This Agreement may not be assigned by the Company or any Principal Shareholder without the consent of the Investor.

         8.13 No Presumption.

                  There shall be no presumption against any party on the ground that such party or its counsel was responsible for preparing this Agreement or any part hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         DEMETER BIOTECHNOLOGIES, LTD.


                                    By: /s/ Richard D. Ekstrom
                                       ----------------------------------------
                                    Address: 5049 Amberson Place
                                            -----------------------------------
                                             Pittsburgh, PA 15232
                                    -------------------------------------------



                                    INVESTOR:

                                    CEO VENTURE FUND III


                                    By: /s/ James Colker
                                       ----------------------------------------
                                    Address: 2000 Technology Drive, Suite 160
                                            -----------------------------------
                                             Pittsburgh, PA 15219
                                    -------------------------------------------



                                    PRINCIPAL SHAREHOLDERS:

                                    /s/ Richard D. Ekstrom
                                    -------------------------------------------
                                    Richard Ekstrom
                                    5049 Amberson Place
                                    Pittsburgh, PA 15232



                                    /s/ Jesse Jaynes
                                    -------------------------------------------
                                    Jesse Jaynes

                                    Address: 2417 High Ridge Drive
                                            -----------------------------------
                                             Raleigh, NC 27606
                                    -------------------------------------------